SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2000

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CMP Group, Inc.
(Exact name of registrant as specified in its charter)

Maine	1-14786	01-0519429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Edison Drive Augusta, Maine 04336	207-623-3521
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.  Change in Control
(See Form 10-K for the fiscal year ended December 31, 1999, Item 1. Business)

On September 1, 2000, pursuant to the Agreement and Plan of Merger dated as of June 14, 1999, (the "Merger Agreement") among Energy East Corporation ("Energy East"), CMP Group, Inc. (CMP Group) and EE Merger Corp., a wholly-owned Energy East subsidiary, (EE Merger), EE Merger was merged with and into CMP Group, a Maine corporation. CMP Group, the surviving corporation, became a wholly-owned Energy East subsidiary.

Under the Merger Agreement, 100% of the common stock of CMP Group was converted into the right to receive $29.50 in cash per CMP Group share. Energy East intends to fund the merger with proceeds from the sale of generation assets and the proceeds from the issuance of a bank facility by Union Bank of Switzerland. The bank facility will be replaced by a long-term public offering of debentures by Energy East.

The Merger Agreement provides that, in addition to David Flanagan, who was the President and Chief Executive Officer of CMP Group, being elected to the Board of Directors of Energy East, two other directors of CMP Group will also be elected to the Board of Directors of Energy East.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 1, 2000
CMP Group, Inc (Registrant)

By /s/ Anne M. Pare
Anne M. Pare Treasurer, Corporate Counsel and Secretary